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                                                                     Exhibit 24
                                                                     ----------

                              POWER OF ATTORNEY
                              -----------------


         Know All Men By These Presents, that, with respect to the Borden, Inc. 1993 Salaried Associate Stock Option Plan, the Borden, Inc. 1994 Management Incentive Plan, and the Borden, Inc. 1994 Stock Option Plan , each person whose signature appears below constitutes and appoints Allan L. Miller, George P. Morris and Paul J. Josenhans and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities

         (a) to sign registration statements on Form S-8 relating to the securities of Borden, Inc., and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and

         (b) to sign appropriate registration statements for, and/or requests for exemption from registration and other securities laws requirements of, any and all states of the United States, Canada any and all provinces of Canada, and any and all other countries and their states, provinces and other appropriate units, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the applicable government agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 and other laws referred to above, this Power of Attorney has been signed below on the 20TH day of MAY, 1994 by the following persons in the capacities indicated.

Signature                                                   Title
- ---------                                                   -----
/s/  George P. Morris                                       Vice President and Chief Strategic
- -----------------------------------------                   Officer (Principal Financial Officer)
George P. Morris


/s/  Richard W. Pennell                                     Assistant General Controller (Principal
- -----------------------------------------                   Accounting Officer)
Richard W. Pennell






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
/s/  Frank J. Tasco                                         Director and Chairman of the Board
- --------------------------------------------
Frank  J. Tasco


/s/  Ervin R. Shames                                        Director, President and
- ------------------------------------------                  Chief Executive Officer
Ervin R. Shames


/s/  Frederick E. Hennig                                    Director
- ----------------------------------------
Frederick E. Hennig


/s/  Wilbert J. LeMelle                                     Director
- ------------------------------------------
Wilbert J. LeMelle


/s/  Robert P. Luciano                                      Director
- ------------------------------------------
Robert P. Luciano


/s/  H. Barclay Morley                                      Director
- ------------------------------------------
H. Barclay Morley


                                                            Director
- -------------------------------------------------
John E. Sexton


/s/  Patricia Carry Stewart                                 Director
- -----------------------------------------
Patricia Carry Stewart





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